UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2007 (July 23, 2007)

Travelport Limited

(Exact Name of Registrant as Specified in its Charter)

Bermuda	333-141714	98-0505100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Interpace Parkway Building A Parsippany, NJ		07054
(Address of Principal Executive Offices)		(Zip Code)

(973) 939-1000

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Separation Agreement

On July 25, 2007, Travelport Limited and certain of its affiliates (collectively “Travelport”) entered into a Separation Agreement with its subsidiary, Orbitz Worldwide, Inc. (“Orbitz”), the material terms of which are described below.

Indemnification.  Under the Separation Agreement, Orbitz has agreed to indemnify Travelport and its officers, directors, employees and agents against losses (including, but not limited to, litigation matters and other claims) based on, arising out of or resulting from:

•                 any breach by Orbitz of the Separation Agreement or certain other agreements Orbitz has with Travelport;

•                 any other acts or omissions arising out of performance of the Separation Agreement and certain other agreements;

•                 any liability resulting from conversion of the Travelport equity and profit interests into instruments of similar value under the Orbitz 2007 Equity and Incentive Plan;

•                 any breach of any covenant in Travelport’s debt instruments or agreements that results from any action Orbitz has taken without the consent of Travelport;

•                 the ownership or the operation of Orbitz’s assets or properties, and the operation or conduct of Orbitz’s business at any time prior to or after Orbitz’s initial public offering (the “Offering”);

•                 any other activities Orbitz engages in;

•                 any guaranty, letter of credit, surety bond, other performance guarantee, keep well, net worth or financial condition maintenance agreement of or by Travelport provided to any parties with respect to any of Orbitz’s actual or contingent obligations; and

•                 other matters described in the Separation Agreement.

In addition, Orbitz has agreed to indemnify Travelport and its officers, directors, employees and agents against losses, including liabilities under the Securities Act of 1933, relating to misstatements in or omissions from the registration statement and any other registration statement that Orbitz files under the Securities Act, other than misstatements or omissions made in reliance on information relating to and furnished by Travelport for use in the preparation of that registration statement, against which Travelport has agreed to indemnify Orbitz.  Travelport has also agreed to indemnify Orbitz and its officers, directors, employees and agents against losses (including, but not limited to, litigation matters and other claims) based on, arising out of or resulting from:

•                 any breach by Travelport of the Separation Agreement or certain other agreements Travelport has with Orbitz;

•                 the ownership or the operation of Travelport’s assets or properties at any time prior to or after the Offering and the operation or conduct of Travelport’s business, in each case excluding Orbitz; and

•                 other matters described in the Separation Agreement.

Financial Information.  Orbitz has agreed that, for so long as Travelport beneficially owns at least 10% but less than 20% of the combined voting power of all of Orbitz’s outstanding common stock, Orbitz will provide Travelport with:

•                 copies of its public filings as soon as publicly available; and

•                 the right to inspect its properties, books and records and discuss its affairs with Orbitz’s officers and accountants.

Orbitz has agreed that, for so long as Travelport beneficially owns at least 20% of the combined voting power of all Orbitz’s outstanding voting securities, or is required to account for its investment in Orbitz on a consolidated basis or under the equity method of accounting, in addition to the items in the second bullet above, Orbitz will provide Travelport with the following information:

•                 copies of monthly, quarterly and annual financial information and other reports and documents Orbitz intends to file with the SEC prior to those filings;

•                 copies of Orbitz’s budgets and financial projections, as well as the opportunity to meet with management to discuss those budgets and projections;

•                 notice of changes in Orbitz’s accounting estimates, reserves or discretionary accounting principles, and in some cases refrain from making those changes without Travelport’s prior consent;

•                 information regarding the timing and content of earnings releases; and

•                 such materials and information as necessary to cooperate fully, and cause Orbitz’s accountants to cooperate fully with Travelport in connection with any of its public filings.

For so long as Travelport beneficially owns at least 50% of the combined voting power of all of Orbitz’s outstanding common stock, or is required to account for its investment in Orbitz on a consolidated basis, in addition to the items mentioned above, Orbitz will provide Travelport with:

•                 access to its books and records;

•                 a quarterly representation of its chief excutive officer, chief financial officer and chief accounting officer stating that there is and has been no failure on the part of Orbitz or its directors or officers to materially comply with the Sarbanes-Oxley Act of 2002;

•                 detailed quarterly and annual financial information; and

•                 copies of correspondence with Orbitz’s accountants.

Novation of Liabilities; Guarantees.  Orbitz and Travelport will seek to have the other removed as guarantor of or obligor for all obligations for which Orbitz and Travelport are liable and which do not constitute Travelport’s or Orbitz’s liabilities, respectively, by contacting and negotiating with beneficiaries thereunder.  If either party is unable to obtain such removal, the relevant beneficiary shall indemnify the guarantor or obligor for any related loss and shall continue to perform under such obligations.

Arrangement for Letters of Credit.  Following the Offering, approximately $65 million of letters of credit relating to Orbitz remain outstanding under Travelport’s credit facility.  Travelport has agreed to maintain these outstanding letters of credit for Orbitz under an arrangement Orbitz has with them, and to request the issuance of new letters of credit on Orbitz’s behalf upon Orbitz’s reasonable request, subject to the terms of the Credit Agreement, until Orbitz can obtain its own separate credit facility providing for letters of credit.  Orbitz will agree to use its commercially reasonable efforts to enter into a credit facility providing for letters of credit in an amount at least equal to Orbitz then-outstanding letters of credit issued under Travelport’s credit facility.

Orbitz has agreed to reimburse Travelport for any costs and expenses associated with maintaining or issuing such letters of credit on its behalf, including a one-time fee of fifty basis points multiplied by the principal amount of any letters of credit outstanding on the date of the Offering to be maintained by Travelport, and any letters of credit to be issued by Travelport thereafter.  Orbitz will also be required to pay to Travelport the outstanding principal amount, interest and certain other fees if any letters of credit are drawn upon.

Compliance Covenant.  The Separation Agreement provides that Orbitz will not take any action set forth in its certificate of incorporation as requiring the consent of Travelport without first obtaining such consent.

Registration Rights.  The Separation Agreement provides that Travelport can demand that Orbitz register the resale of shares of its common stock owned by Travelport after the Offering, so called “demand” registration rights.  In addition, Travelport has “piggyback” registration rights, which means that Travelport may include its shares in any future registrations of Orbitz’s common equity securities, whether or not that registration relates to a primary offering by Orbitz or a secondary offering by or on behalf of any of Orbitz’s stockholders.  These registration rights are transferable by Travelport.  Orbitz has agreed to pay all costs and expenses in connection with each such registration, except underwriting discounts and commissions applicable to the shares of common stock sold by Travelport.  The Separation Agreement contains customary terms and provisions with respect to, among other things, registration procedures and rights to indemnification in connection with the registration of the common stock on behalf of Travelport.

Non-Solicitation and Non-Hire of Employees.  Orbitz has agreed with Travelport that for a period of two years following the completion of the Offering, neither Orbitz nor Travelport will solicit or hire for employment each other’s employees with total annual base salary plus bonus of $150,000 (or its equivalent in non-U.S. currencies) or more, without the consent of the other party.  Further, solicitation of employees among certain subsidiaries is prohibited regardless of their annual salary.

Litigation.  The Separation Agreement also provides for cooperation between Orbitz and Travelport in connection with litigation, claims and proceedings that involve both Orbitz and Travelport, other than matters governed by the Tax Sharing Agreement (described below).

Dispute Resolution.  The Separation Agreement contains provisions that govern the resolution of disputes, controversies or claims that may arise between Orbitz and Travelport.  The Separation Agreement generally provides that the parties will attempt in good faith to negotiate a resolution of disputes arising in connection with the Separation Agreement without resorting to arbitration.  If these efforts are not successful, the dispute will be submitted to binding arbitration in accordance with the terms of the Separation Agreement, which provides for the selection of a three-arbitrator panel and the conduct of the arbitration hearing, including limitations on the discovery rights of the parties.  Except in certain very limited situations such as procedural irregularities or absence of due process, arbitral awards are generally final and non-appealable, even if they contain mistakes of law.

Further Actions and Assurances. Orbitz and Travelport have agreed that on and after the date of the Separation Agreement, they will use commercially reasonable efforts to effect the Offering and the reorganization.  The parties have also agreed to take such further action as may be necessary with respect to other intercompany agreements in order for such agreements to be consistent with, and to provide for, the implementation of the reorganization.

Equity Purchase Rights.  Orbitz has agreed that, so long as Travelport beneficially owns at least 50% of the combined voting power of all of Orbitz’s outstanding voting securities, Travelport may purchase its pro rata share, based on its then current percentage equity interest in Orbitz, of any voting equity security issued by Orbitz, excluding any securities offered in connection with the Offering and under employee stock options or other benefit plans, dividend reinvestment plans and certain other offerings other than for cash.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Transition Services Agreement

On July 25, 2007, Travelport entered into a Transition Services Agreement with Orbitz for the provision or receipt of certain insurance, human resources and employee benefits, payroll, tax, communications, information technology and other existing shared services.  The term for the provision of each service will generally expire on March 31, 2008, with exceptions provided in the Transition Services Agreement.  The cost for the provision of each transition service will approximate the human resource cost (wages and benefits) of the provider based on time expended by the employees of the service provider.

The services to be provided under the Transition Services Agreement may be terminated at any time by mutual agreement of the parties, or may be extended by mutual agreement of the parties for a mutually agreed period of time prior to 90 days before the scheduled termination of such services.  The parties have agreed that any additional costs imposed by a third party for the provision of a transition service or resulting from the separation will be allocated to the party receiving such transition service or terminating the receipt of such service.  Any services provided after March 31, 2008 may be charged at rates which may be higher than actual costs.

Below is a summary of the services to be provided to Orbitz by Travelport under the Transition Services Agreement.

•                 Human resource services and employee benefits. Prior to the Offering, Travelport provided Orbitz with human resources services, as well as the administration of Travelport’s compensation, retirement and benefits plans in which Orbitz participated, and will continue doing so under the Transition Services Agreement.

•                 Payroll services, including tax filings and the distribution of W-2s to Orbitz’s employees for the 2007 tax year.

•                 Financial management systems and related software support.

•                 Treasury and cash management services.

•                 Tax support.  Prior to the Offering, Travelport provided Orbitz with corporate tax support services. Travelport will provide corporate tax preparation services to Orbitz to complete its 2007 corporate tax return and will provide tax planning and other tax related services to Orbitz under the Transition Services Agreement until such time as Orbitz is no longer a restricted subsidiary under Travelport’s indentures.

•                 Technical accounting services.

•                 Communications services.  Prior to the Offering, Orbitz received communications services through arrangements that Travelport had with third party providers and will continue doing so under the Transition Services Agreement until such time as Orbitz enters into a standalone agreement with such third party providers.

•                 Information technology and support services.

•                 Insurance. Orbitz will purchase its own insurance policies going forward. However, Travelport will provide Orbitz with consulting services in connection with the administration and monitoring of Orbitz’s own insurance policies and program.

•                 Corporate legal support, including employment law, transactional, compliance and intellectual property advice, as well as corporate secretarial services.

•                 Collocation and data center facilities.

Below is a summary of the services to be provided by Orbitz to Travelport and its business units under the Transition Services Agreement.

•                 Accounts payable.  Orbitz will continue to process Travelport’s invoices for goods and services, and provide Travelport’s employees with an automated expense routing service for reimbursement of employee expenses.

•                 IT hosting services.

•                 Data warehousing and data storage services.

•                 SOX services.  Orbitz will provide compliance testing and deficiency remediation services to enable all of the Travelport businesses to comply with Sarbanes Oxley requirements and Payment Card Industry requirements (PCI).

•                 Public and regulatory affairs services, including governmental affairs.

The foregoing description of the Transition Services Agreement is qualified in its entirety by reference to the full text of the Transition Services Agreement which is filed as Exhibit 10.2 hereto and which is incorporated herein by reference.

Tax Sharing Agreement

On July 25, 2007, Travelport and Orbitz entered into a Tax Sharing Agreement, which generally provides for the preparation and filing of tax returns, the payment of taxes, the allocation of tax liabilities between Orbitz and Travelport, the receipt of tax refunds and tax-related payments, and the conduct of tax audits and similar tax controversies.

Orbitz and Travelport, along with Orbitz’s U.S. subsidiaries, were previously members of a consolidated group for U.S. federal income tax purposes of which Orbitz was the common parent, which is referred to herein as the Continuing Affiliated Group.  On or about February 8, 2007, Travelport and its U.S. subsidiaries ceased to be members of the Continuing Affiliated Group and became members of a new consolidated group of which Travelport is the common parent.

Under the Tax Sharing Agreement, Orbitz has agreed to indemnify Travelport for all taxes that are attributable to Orbitz’s business or any breach by Orbitz of its obligations under the Tax Sharing Agreement.  Conversely, Travelport has agreed to indemnify Orbitz for all taxes that are attributable to Travelport’s business or any breach by Travelport of its obligations under the Tax Sharing Agreement.  Finally, Orbitz and Travelport have agreed to split (on a 29%/71% basis) all:

•                 taxes attributable to certain restructuring transactions undertaken in contemplation of the Offering;

•                 certain taxes imposed as a result of prior membership in a consolidated group, including the Continuing Affiliated Group and the consolidated group of which Cendant Corporation was the common parent;

•                 any tax-related liabilities under the agreement by which Orbitz was acquired from Cendant Corporation; and

•                 any other taxes (other than those described above) that are attributable to a taxable period (or portion of a taxable period) prior to the date of the Tax Sharing Agreement and do not relate to Orbitz’s business or Travelport’s business.

Under the Tax Sharing Agreement, Orbitz has the right to control all audits and similar controversies relating to its tax returns, other than issues within such audits or controversies regarding tax liabilities for which Travelport is required to indemnify Orbitz in full or which Orbitz splits with Travelport.  Orbitz also has the right to control any issues within audits and similar controversies relating to Travelport’s tax returns regarding tax liabilities for which Orbitz is required to indemnify Travelport in full.  If Orbitz does not control an issue within an audit or controversy that relates to Orbitz’s tax returns or a tax liability which Orbitz and Travelport split, Orbitz has the right to participate and its consent is necessary for any settlement that would materially and adversely affect Orbitz.

The Tax Sharing Agreement further provides for cooperation between Travelport and Orbitz with respect to tax matters, the exchange of information and the retention of records which may affect the income tax liability of the parties to the agreement.

The foregoing description of the Tax Sharing Agreement is qualified in its entirety by reference to the full text of the Tax Sharing Agreement which is filed as Exhibit 10.3 hereto and which is incorporated herein by reference.

Subscriber Services Agreement

On July 23, 2007, Travelport entered into a Subscriber Services Agreement with Orbitz under which Orbitz will be obliged to use, and Travelport will be obliged to provide, GDS services from Galileo and, effective upon completion of the Worldspan acquisition, Worldspan, subject to certain exceptions described below.  This Subscriber Services Agreement replaces Orbitz’s existing agreements with Galileo and Worldspan; provided, however, that if the Worldspan acquisition is not completed, Orbitz will continue to operate under its existing Worldspan relationship, and Orbitz’s obligations in the Subscriber Services Agreement will not apply to Orbitz until expiration or other termination of Orbitz’s Worldspan agreement.  Under the Subscriber Services Agreement, Travelport agrees to provide content and GDS services of a Travelport GDS (Galileo or, if acquired, Worldspan).  Subject to the exceptions described below, Orbitz agrees to use a Travelport GDS exclusively for air and car segments for all of its current and future online travel agency sites in North America, and will use commercially reasonable efforts to use a Travelport GDS for hotel segments that it books through a GDS.  Travelport will pay Orbitz an inducement fee for each segment that it books through a Travelport GDS which Orbitz believes to be on market terms.  In certain cases, Orbitz will pay a content access fee to Travelport to book a segment on a specific airline.

In addition, Orbitz is obligated to provide annual segment volume guarantees for the North American websites.  If Orbitz fails to meet its annual obligation, it will have to pay a shortfall payment in certain cases, except where Orbitz has achieved at least 95% of its annual obligation or has put all eligible segments through a Travelport GDS but has still failed to meet the minimum.  In certain circumstances, shortfall payments will not apply if the Travelport GDSs lose existing Travelport GDS content.

Orbitz has agreed to use a Travelport GDS exclusively for segments booked through a GDS on European country websites where Orbitz currently use Galileo. If Orbitz fails to satisfy this obligation, it will have to pay a shortfall payment in certain cases, except where Orbitz has achieved at least 95% of its obligation. On European country websites where Orbitz does not currently use Galileo, it will use the Travelport GDSs exclusively under certain circumstances.

Orbitz’s obligations to use the Travelport GDSs are subject to exceptions:

•                 for Orbitz’s existing supplier link obligations;

•                 where the Travelport GDSs do not have material content, subject to Orbitz’s obligation to cooperate and assist in Travelport’s efforts to obtain a supplier’s content;

•                 where, with respect to a specific supplier, a material economic difference in the net compensation per segment to be received by Orbitz exists between a Travelport GDS and establishing a direct connection to a supplier; and

•                 for Orbitz’s existing Worldspan agreement, for so long as such agreement is in effect.

Where an exception applies, Orbitz may use the content of a direct connect alternative provided that the Travelport GDS will have the right of first refusal to provide Orbitz with GDS services on substantially similar terms and conditions as offered by the particular supplier for the direct connection.

For non-North American and non-European agencies, a Travelport GDS will be the exclusive provider of GDS services for all current and future online travel agencies, to the extent that Travelport can provide these services on terms and conditions commercially reasonable in that region. To the extent that Orbitz cannot agree with Travelport on commercially reasonable terms for a non-North American, non-European website and Orbitz desires to use a non-Travelport GDS, Travelport will have a right of first refusal to provide Orbitz with GDS services on substantially similar terms and conditions as those offered by the non-Travelport GDS.

Travelport has agreed to provide the GDS services on commercial terms and conditions not less favorable overall than the overall terms and conditions offered by Travelport to any other online travel agency delivering equivalent or lesser booking volumes.  In determining the relative favorability of the overall terms and conditions, Travelport may also consider geographic and business (corporate vs. leisure) mix.

The incentive payments that Orbitz receives from Travelport may decrease if the amount payable to Travelport by its suppliers decreases by 10% or more.  These amounts, and the corresponding reductions in the Company’s incentive payments, apply country by country.

This Subscriber Services Agreement expires on December 31, 2014. Effective upon the acquisition of Worldspan by Travelport, the Company and Travelport have agreed to dismiss all claims currently pending in the existing litigation between Orbitz and Worldspan and a $14 million dispute that the parties have mediated.  The Subscriber Services Agreement does not address claims that either party may assert in the future.

The foregoing description of the Subscriber Services Agreement is qualified in its entirety by reference to the full text of the Subscriber Services Agreement which is filed as Exhibit 10.4 hereto and which is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit No.	Description

10.1	Separation Agreement, dated as of July 25, 2007, by and between Travelport Limited and Orbitz Worldwide, Inc.

10.2	Transition Services Agreement, dated as of July 25, 2007, by and between Travelport Inc. and Orbitz Worldwide, Inc.

10.3	Tax Sharing Agreement, dated as of July 25, 2007, by and between Travelport Inc. and Orbitz Worldwide, Inc.

10.4	Subscriber Services Agreement, dated as of July 23, 2007, by and among Orbitz Worldwide, Inc., Galileo International, L.L.C. and Galileo Nederland B.V.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED

By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel
and Corporate Secretary

Date: July 27, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, dated as of July 25, 2007, by and between Travelport Limited and Orbitz Worldwide, Inc.

10.2	Transition Services Agreement, dated as of July 25, 2007, by and between Travelport Inc. and Orbitz Worldwide, Inc.

10.3	Tax Sharing Agreement, dated as of July 25, 2007, by and between Travelport Inc. and Orbitz Worldwide, Inc.

10.4	Subscriber Services Agreement, dated as of July 23, 2007, by and among Orbitz Worldwide, Inc., Galileo International, L.L.C. and Galileo Nederland B.V.